STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is made and entered into this 30th day of August, 2004, by and between Nanobac Pharmaceuticals, Inc. ("Purchaser"), and E. Olavi Kajander, MD, PhD, an individual ("Seller");

      WHEREAS, the Seller is the record owner and holder of Six Thousand (6,000) shares of the issued and outstanding shares of the capital stock of Nanobac OY, ("Corporation"), a Finish corporation; and

      WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

      1. PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock, if any, shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank. The closing of the transactions contemplated by this Agreement ("Closing"), shall be held at __________, on __________,at __________, or such other place, date and time as the parties hereto may otherwise agree, but effective for all purposes as of January 16, 2004.

      2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration is the sum of Fifteen Thousand Euros (15,000 euros) to be delivered to Seller on or before September 30, 2004.

      3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

            (a) Organization and Standing. Corporation is a corporation duly organized, validly existing and in good standing under the laws of Finland and has the corporate power and authority to carry on its business as it is now being conducted.

            (b)   Restrictions on Stock.

                  i. The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.


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                  ii.   Seller is the lawful owner of the Stock,  free and clear
of all security interests, liens, encumbrances, equities and other charges.

                  iii. There are no existing warrants, options, stock purchase agreements,redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

      4. REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

      5.    GENERAL PROVISIONS

            (a)   Entire  Agreement.   This  Agreement  constitutes  the  entire
Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

            (b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning orinterpretation of this Agreement.

            (c)   Governing   Law.   This   agreement,   and  all   transactions
contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the Finland.

      IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.



NANOBAC PHARMACEUTICALS, INCORPORATED:              E OLAVI KAJANDER, MD, PHD:

By: /s/ H. Brady Millican                           /s/ E. Olavie Kajander
  -----------------------                           ----------------------
Print: Brady Millican
Date:  August 30, 2004                              Date: August 30, 2004



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